UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2012

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

On October 18, 2012, OPKO Health, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, OPKO Laboratories Inc., an Oklahoma corporation (“Merger Sub I”), OPKO Labs LLC, a Florida limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”), Prost-Data, Inc., an Oklahoma corporation d/b/a OURLab (“OURLab”), and Jonathan Oppenheimer, M.D., the sole shareholder of OURLab (the “Seller”). Pursuant to the Merger Agreement, the Company agreed to acquire OURLab through a series of mergers between OURLab and the Merger Subs (the “Merger”). As a result of the Merger, OURLab would become a direct wholly owned subsidiary of the Company.

The merger consideration payable by the Company pursuant to the Merger Agreement consists of $9.4 million in cash, and $30.6 million in shares of the Company’s common stock (the “Stock Consideration”), based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the fifteen trading days immediately preceding the date of the Merger Agreement, or $4.33 per share. Pursuant to the Merger Agreement, $7.5 million of the Stock Consideration is to be held in a separate escrow account to secure the indemnification obligations of Seller under the Merger Agreement. In addition, the Company has the ability to hold back up to $4 million of the cash payable at closing as escrow for potential indemnity claims. In connection with the Merger, the Company expects to issue 5,340,646 shares of the Company’s Common Stock to the Seller at the closing and deposit an additional 1,732,102 shares of Common Stock into an escrow account to satisfy indemnity claims.

The Stock Consideration will be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

The Merger Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The transaction is expected to close during the fourth quarter of 2012.

Item 3.01 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 19, 2012, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated October 19, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

October 19, 2012	By:	/s/ Juan F. Rodriguez

Name: Juan F. Rodriguez
Title: Sr. Vice President, CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 19, 2012